UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 14, 2023
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

001-01839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation) 10 South Dearborn Street Chicago, Illinois 60603-2300 (312) 394-4321

001-01910	BALTIMORE GAS AND ELECTRIC COMPANY	52-0280210
(a Maryland corporation) 2 Center Plaza 110 West Fayette Street Baltimore, Maryland 21201-3708 (410) 234-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
EXELON CORPORATION:
Common Stock, without par value	EXC	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events
Item 8.01. Other Events

2023 ComEd Electric Multi-Year Rate Plan

In January 2023, Commonwealth Edison Company (“ComEd”) filed with the Illinois Commerce Commission (“ICC”) a Multi-Year Rate Plan (“MRP”) and a Multi-Year Grid Plan (“Grid Plan”) extending through 2027. In the MRP, ComEd requested returns on equity (“ROE”) of 10.50-10.65%, capital structures between 50.58-51.19% equity, and average rate base between $15.4 to $18.3 billion in 2024-2027. As of September 27, 2023, and after taking into account various agreements with other parties, ComEd requested revenue requirement increases of $968 million, $181 million, $163 million, and $175 million effective January 1 of 2024, 2025, 2026, and 2027, respectively. ComEd’s MRP also included a proposed phase-in of the revenue increases.1

On December 14, 2023, the ICC issued a final order. The ICC rejected ComEd’s Grid Plan, requiring ComEd to file a revised Grid Plan by March 13, 2024, 90 days after the issuance of the final order. The ICC also directed that following that filing, a docketed proceeding would review the revised Grid Plan. Because of its action on the Grid Plan, the ICC concluded it could not approve projected rate base investments as proposed by ComEd in its MRP. The ICC approved a modified MRP, which ComEd estimates would result in year-over-year rate increases of approximately $450 million, $14 million, $6 million, and $31 million in 2024, 2025, 2026, and 2027. respectively, based on an ROE of 8.905%, an equity ratio of 50% in 2024-2027, and an approved rate base of $13.8 billion for 2024 - 2027, assuming that the MRP remained in effect throughout that period without adjustment for any refiled Grid Plan that the ICC may approve. The final order indicates that ComEd’s MRP rate base will be revisited upon approval of its modified Grid Plan, but until and unless modified, will be set to the 2022 year-end rate base approved in ICC Docket No. 23-0345, which was the proceeding to reconcile ComEd's 2022 rates to actual costs. The ICC did not approve any phase-in of the ICC's approved year-over-year revenue increases, and it denied a return on ComEd's pension asset.

ComEd will seek rehearing on a number of issues, including, but not limited to, ROE, capital structure, and the denial of a return on ComEd’s pension asset. Applications for rehearing must be filed within 30 days after service of the final order, which occurred on December 14, and the ICC must act on any party’s rehearing request within 20 days of its filing. ComEd also has the ability to subsequently appeal any decisions reached in the rehearing process. The intervenor parties to this case may similarly seek rehearing or subsequently appeal any aspect of the order. ComEd cannot predict whether any such application for rehearing or appeal will be filed by any intervenor parties, or the outcome if so filed. In the meantime, ComEd will be evaluating its operational and investment plan in 2024 in light of the final order, while maintaining a safe and reliable grid.

2023 BGE Electric and Gas Multi-Year Plan

In February 2023, Baltimore Gas and Electric Company (“BGE”) filed a three-year multi-year plan (“MYP”) with the Maryland Public Service Commission (“MDPSC”). BGE requested total electric revenue requirement increases of $85 million, $103 million, and $125 million in 2024, 2025, and 2026, respectively, and natural gas revenue requirement increases of $158 million, $77 million, and $54 million in 2024, 2025, and 2026, respectively. These requested revenue requirements were based on an ROE of 10.40%, capital structure of 52% equity in 2024-2026 and requested average electric rate base of $4.8 billion, $5.2 billion, and $5.6 billion and average natural gas rate base of $3.3 billion, $3.6 billion, and $3.9 billion, in 2024, 2025, and 2026, respectively

On December 14, 2023, the MDPSC issued an order on BGE's MYP. The MDPSC order provides for an electric rate increase of approximately $41 million, $113 million, and $25 million in 2024, 2025, and 2026, respectively, based on an ROE of 9.5% and an equity ratio of 52% and approved rate base of $4.8 billion, $5.0 billion, and $5.2 billion, respectively.

Additionally, the MDPSC order provides for a natural gas rate increase of approximately $126 million, $62 million, and $41 million in 2024, 2025, and 2026, respectively, based on an ROE of 9.45%, an equity ratio of 52%, and approved rate base of $3.2 billion, $3.5 billion, and $3.8 billion, respectively.

Lastly, the MDPSC ruled that $74 million of the requested electric and gas reconciliation amounts for 2021 and 2022 are eligible to be recovered through the separate riders.

2023 EPS Guidance Range and Long-Term Outlook

Exelon reaffirms 2023 Adjusted (non-GAAP) Operating Earnings guidance range of $2.32-$2.40 per share.
1 The proposed phase-in would defer approximately $339 million of the $968 million year-over-year revenue increase for 2024 from 2024 to 2026; approximately $52 million of the $520 million year-over-year revenue increase for 2025 from 2025 to 2027; and approximately $75 million of the $215 million year-over-year revenue increase for 2026 from 2026 to 2028.

Exelon continues to evaluate the accounting and financial impacts of the orders as it pertains to its 2024-2026 guidance in conjunction with its typical annual business planning updates. Per normal practice, Exelon will provide its annual comprehensive financial update as part of its fourth quarter 2023 earnings call in February 2024, which will include extending financial projections through 2027.

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* * * * *

This combined Current Report on Form 8-K is being furnished separately by Exelon Corporation, Commonwealth Edison Company, and Baltimore Gas and Electric Company (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein as well as the items discussed in (1) the Registrants' 2022 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' Third Quarter 2023 Quarterly Report on Form 10-Q in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 12, Commitments and Contingencies; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jeanne M. Jones
Jeanne M. Jones
Executive Vice President and Chief Financial Officer

COMMONWEALTH EDISON COMPANY

/s/ Joshua S. Levin
Joshua S. Levin
Senior Vice President, Chief Financial Officer and Treasurer

BALTIMORE GAS AND ELECTRIC COMPANY

/s/ David M. Vahos
David M. Vahos
Senior Vice President, Chief Financial Officer and Treasurer

December 18, 2023

EXHIBIT INDEX

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)